SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ---------
                                    Form S-8

                             REGISTRATION STATEMENT

                                     Under

                           THE SECURITIES ACT OF 1933

                          COMMUNITY BANK SYSTEM, INC.

        ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                                16-1213679
     -------------------------------                 ----------------
     (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                Identification No.)

      5790 Widewaters Parkway, DeWitt, New York            13214
      -----------------------------------------     --------------------
      (Address of Principal Executive Offices)           (Zip Code)


        Community Bank System, Inc. Employee Savings and Retirement Plan
        ---------------------------------------------------------------
                            (Full title of the plan)

Sanford A. Belden, President and CEO, 5790 Widewaters Parkway, DeWitt, NY 13214
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                    (Name and address of agent for service)

                                 (315) 445-2282
        ---------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE
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                                     Proposed         Proposed
 Title of                            maximum           maximum
securities          Amount           offering         aggregate     Amount of
  to be             to be             price           offering     registration
registered        registered        per share*         price*          fee
- -------------------------------------------------------------------------------
Common Stock,
 $1.25 par
 value per
 share ........  125,000 shares       $25.25         $3,156,250      $1088.36
- -------------------------------------------------------------------------------
* Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee and based upon the last sale reported by the Nasdaq National Market on June 23, 1995.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


                            Exhibit Index on page 4.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Community Bank System, Inc. (the "Company") (Exchange Act. File No. 001-11431) with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference and made a part hereof:

   (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed with the Commission on April 3, 1995;

   (b) Annual Report on Form 11-K with respect to Community Bank System, Inc. Employee Savings and Retirement Plan, filed with the Commission on June 27, 1995.

   (c) Quarterly Report on Form 10-Q, as amended by Form 10-Q/A, for the quarterly period ended March 31, 1995, filed with the Commission on June 27, 1995;

   (d)  Form 8-K Periodic Report filed with the Commission on February 27, 1995;

   (e) The descriptions of the Company's Common Stock contained in the Company's registration statements filed under section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such descriptions.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities.

     Not applicable.


Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Officers and Directors.

     Community Bank System, Inc. (the "Company") is a Delaware corporation.
Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

     Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no cause to believe his or her conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director of officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability but in view of all the circumstances, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director of officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     Article 9 of the Company's Certificate of Incorporation provides that the Company's directors shall not be liable to the Company or its shareholders for monetary damages as a result of breach of fiduciary duty, except for liability for breach of a director's duty of loyalty, for acts not undertaken in good faith, for a transaction from which a director derives a personal benefit, or for liability arising under Section 174 of the DGCL.

     Article 8 of the Bylaws of the Company provides that the Company shall indemnify any person made, or threatened to be made, a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

     4.1 Certificate of Incorporation of the Company, as amended, previously filed with the Commission on May 30, 1995 as Exhibit 3.1 to the Company's Registration Statement on Form S-2 (No. 33-58539) and incorporated herein by reference.

     4.2 Bylaws of the Company, as amended, previously filed with the Commission on May 30, 1995 as Exhibit 3.2 to the Company's Registration Statement on Form S-2 (No. 33-58539) and incorporated herein by reference.

     5 Opinion of Bond, Schoeneck & King, LLP as to the validity of certain shares being registered.

     23.1  Consent of Coopers & Lybrand, L.L.P.

     23.2  Consent of Bond, Schoeneck & King, LLP (included in Exhibit 5.1).

     24.   Power of Attorney.

     The Company has submitted the Community Bank System, Inc. Employee Savings and Retirement Plan, as amended, to the Internal Revenue Service ("IRS"), and will make all changes required by the IRS to qualify the Plan. Accordingly, no opinion of counsel is being submitted as to the compliance of the Plan with the requirements of ERISA.

Item 9. Undertakings.

     The undersigned registrant hereby undertakes:

     1. (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in DeWitt, New York on the 27th day of June, 1995.



                                         COMMUNITY BANK SYSTEM, INC.

                                         By:     /s/ SANFORD A. BELDEN
                                             ------------------------------
                                                   Sanford A. Belden
                                        President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                     Title                          Date
         ---------                     -----                          ----

  /s/ SANFORD A. BELDEN          Director, President and CEO      June 27, 1995
- --------------------------
    Sanford A. Belden

           *                     Treasurer                        June 27, 1995
- --------------------------
  David G. Wallace

           *                     Chairman of the Board            June 27, 1995
- --------------------------
   Earl W. MacArthur

           *                     Director                         June 27, 1995
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    William D. Stalder

                                 Director
- --------------------------
    Nicholas A. DiCerbo


           *                     Director                         June 27, 1995
- --------------------------
      Lee T. Hirschey

                                 Director
- --------------------------
   David C. Patterson

           *                     Director                         June 27, 1995
- --------------------------
    Richard C. Cummings

           *                     Director                         June 27, 1995
- --------------------------
   William M. Dempsey

           *                     Director                         June 27, 1995
- --------------------------
    William N. Sloan

           *                     Director                         June 27, 1995
- --------------------------
     John M. Burgess

           *                     Director                         June 27, 1995
- --------------------------
    James A. Gabriel

           *                     Director                         June 27, 1995
- --------------------------
       Hugh G. Zimmer

           *                     Director                         June 27, 1995
- --------------------------
     Benjamin Franklin


 *By: /s/ SANFORD A. BELDEN
     ---------------------------
          Sanford A. Belden,
           Attorney-in-fact

     Pursuant to the requirements of the Securities Act of 1933, the trustee of the Community Bank System, Inc. Employee Savings and Retirement Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in DeWitt, New York on the 27th day of June, 1995.

                                   COMMUNITY BANK SYSTEM, INC.
                                   EMPLOYEE SAVINGS AND
                                   RETIREMENT PLAN

                                   COMMUNITY BANK, N.A., Trustee


                                   By:   /s/ SANFORD A. BELDEN
                                       ----------------------------
                                            Sanford A. Belden
                                    President and Chief Executive Officer